Exhibit 99.1

August 14, 2014

To:           Innovative Software Technologies, Inc., a Delaware corporation  (the “Company”)

Re:           Resignation as Officer and Director

Dear Sirs,

Effective as of close of business on August 14, 2014, I hereby resign as a Director and as President and from any other positions that have be deemed to hold with Innovative Software Technologies, Inc. and any of its subsidiaries (“Company”).

My resignation does not in any way imply or infer any dispute or disagreement relating to the Company's operations, policies or practices.

I wish the Company much success in its future endeavors.

Sincerely,

Peter M. Peterson